Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-203918 on Form S-3 and Registration Statement Nos. 333-61614, 333-100349, 333-107810, 333-121282, 333-144525, 333-163688, 333-163689, 333-163691, 333-176893, 333-188343, 333-190260, 333-197813, and 333-207772 on Form S-8 of our reports dated February 17, 2016, relating to the consolidated financial statements and consolidated financial statement schedule of Community Health Systems, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Accounting Standards Update 2015-17 Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes in 2015), and the effectiveness of Community Health Systems, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Community Health Systems, Inc. and subsidiaries for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Nashville, Tennessee

February 17, 2016